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                                                                  Exhibit 10.18

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT


          This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 12th day of May, 1995, by and among LEUCADIA NATIONAL CORPORATION, a New York corporation ("Buyer") and MORRISON KNUDSEN CORPORATION, a Delaware corporation ("Seller"). The Buyer and Seller are referred to collectively herein as the "Parties."


                                    RECITALS

                    A. Seller is the owner of 9,000,000 shares of common stock (the "Target Shares") of MK Gold Company, a Delaware corporation (the "Target").

                    B. This Agreement contemplates a transaction in which Buyer will purchase from Seller and Seller will sell to Buyer the Target Shares for the purchase price set forth in Section 2 hereof.


                              OPERATIVE PROVISIONS

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the Parties agree as follows:

1.   DEFINITIONS

          1.1. "ADVERSE CONSEQUENCES". Shall mean all actions, suits, proceedings, investigations, charges, complaints, claims, demands, liabilities, damages, costs, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          1.2. "AFFILIATE". Has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

          1.3.  "BUYER".  Has the meaning set forth in the preface above.

          1.4.  "CLOSING".  Has the meaning set forth in Section 2.3 below.

          1.5. "CLOSING DATE". Has the meaning set forth in Section 2.3 below.




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          1.6.  "CONFIDENTIAL INFORMATION".  Shall mean any information concerning the businesses and affairs of the Target and that (i) is not or does not legitimately become generally available to the public, or (ii) is not or does not legitimately become available to a person on a nonconfidential basis from a source other than the Parties.

          1.7. "ESCROW AGENT". Has the meaning set forth in Section 2.1.1 below.

          1.8. "GAAP". Shall mean United States generally accepted accounting principles as in effect from time to time.

          1.9. "HART-SCOTT-RODINO". Shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          1.10. "INDEMNIFIED PARTY". Has the meaning set forth in Section 8 below.

          1.11. "INDEMNIFYING PARTY". Has the meaning set forth in Section 8 below.

          1.12. "INTERCOMPANY CONTRACTS". Shall mean those contracts between Seller and Target listed on Exhibit "A".

          1.13. "KNOWLEDGE". Shall mean actual knowledge after reasonable investigation.

          1.14. "ORDINARY COURSE OF BUSINESS". Shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          1.15.  "PARTY".  Has the meaning set forth in the preface above.

          1.16. "PERSON". Shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          1.17. "PURCHASE PRICE". Has the meaning set forth in Section 2.2 below.

          1.18. "SECURITIES ACT". Shall mean the Securities Act of 1933, as amended.

          1.19. "SECURITIES EXCHANGE ACT". Shall mean the Securities Exchange Act of 1934, as amended.

          1.20. "SECURITY INTEREST". Shall mean any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's,


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materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          1.21.  "SELLER".  Has the meaning set forth in the preface above.

          1.22.  "TARGET".  Has the meaning set forth in the preface above.

          1.23. "TARGET SHARES". Has the meaning set forth in the preface above.

          1.24. "TAX". Shall mean any federal, state, local or foreign income, gross receipts, license, payroll employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

           1.25 "THIRD PARTY CLAIM". Has the meaning set forth in Section 8 below.


2.   PURCHASE AND SALE OF TARGET SHARES.

          2.1. BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller and the Seller agrees to sell to the Buyer, all of the Target Shares for the consideration specified below in this Section 2.

          2.2. PURCHASE PRICE. The purchase price for the Target Shares shall be equal to $22,500,000 (the "Purchase Price"). At Closing, Buyer and Seller shall cause Escrow Agent to release (i) to Seller, by certified or bank cashier's check (or wire transfer), the Purchase Price payable in United States Dollars and (ii) to Buyer, the Target Shares, with stock powers duly executed in blank, and the Distributions (as defined in Section 5.3 hereof) if any, allocable to the Target Shares.

                2.2.1. ESCROW. On the business day following notice to Buyer of the satisfaction or waiver by Seller of the conditions set forth in Section
7.2.7 hereof, (i) Seller shall deposit with the Escrow Agent certificates representing the Target Shares, with stock powers duly executed in blank (the "Escrowed Shares"), and (ii) Buyer shall deposit with the Escrow Agent immediately available funds equal to the Purchase Price (the "Escrowed Funds"). If Seller receives any Distributions allocable


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to the Target Shares on or after the date hereof and prior to the Closing,
Seller shall promptly deposit such Distributions with the Escrow Agent (the "Escrowed Distributions"). The Escrowed Shares, the Escrowed Distributions and the Escrowed Funds shall be held in escrow pursuant to the terms hereof and the terms of the Escrow Agreement (as defined herein).

                2.2.2. ESCROW OF ESCROWED SHARES AND ESCROWED FUNDS. Buyer and Seller hereby consent to the appointment of and hereby appoint Weil, Gotshal & Manges as Escrow Agent (the "Escrow Agent"), to serve as escrow agent in accordance with the terms of the Escrow Agreement, dated May 12, 1995 among Weil, Gotshal & Manges, Buyer and Seller (the "Escrow Agreement"), annexed hereto as Exhibit B, the terms of which shall govern the rights and obligations of the parties hereto with respect to the Escrowed Property (as defined in the Escrow Agreement).

          2.3. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York at 9:00 a.m., local time on the third business day following satisfaction or waiver of the conditions set forth in Section 7 hereof or such other time and place as the Parties agree upon, and such date is referred to in this Agreement as the "Closing Date".

          2.4. DELIVERY OF DISBURSING INSTRUCTIONS TO ESCROW AGENT. On or before the second business day following the satisfaction or waiver of the conditions set forth in Section 7 hereof, Buyer and Seller shall complete and execute the disbursing instructions annexed to the Escrow Agreement as Annex A and deliver such disbursing instructions to Escrow Agent.

          2.5. DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7.1 below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in 7.2 below, (iii) the Seller will, subject to the terms and conditions of the Escrow Agreement, will cause to be delivered by Escrow Agent to the Buyer stock certificates representing all the Target Shares, with stock powers duly endorsed in blank or accompanied by duly executed assignment documents, and the Escrowed Distributions, if any, and (iv) the Buyer will, subject to the terms and conditions of the Escrow Agreement, cause to be delivered by Escrow Agent to the Seller the Purchase Price.


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3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

     3.1. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1).

                    3.1.1. ORGANIZATION OF SELLER. Seller is a corporation, is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                    3.1.2. AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legal binding obligation of the Seller, enforceable in accordance with its terms. Except as provided in this Agreement with respect to Hart-Scott-Rodino and except for filings required under the Securities Exchange Act, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any United States governmental agency in order to consummate the transactions contemplated by this Agreement.

                    3.1.3. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any United States government, governmental agency, or court to which the Seller is subject or, any provision of its charter or bylaws or (B) except as set forth on Schedule 3.1.3, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller or, to the actual knowledge of Seller without due inquiry, the Target is a party or by which it is bound or to which any of its assets is subject, except where such conflict, breach, default, acceleration, right or notice would not have a material adverse effect upon the Target Shares or Target.

                    3.1.4. TARGET SHARES. The Seller holds of record and owns beneficially 9,000,000 shares of Target's common stock which represents Forty-Six and One Half percent (46.5%) of the issued and outstanding shares of the Target common stock, exclusive of shares of Target common stock reserved for issuance pursuant to the Target's Stock Incentive Plan and Stock Option Plan for Non-Employee Directors. The Target Shares constitute all of the shares of capital stock of Target owned by Seller of record or beneficially. The Target Shares are free and


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clear of any restrictions (except under applicable securities laws) on transfer,
Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that requires the Seller to sell, transfer, or otherwise dispose of any of the Target Shares
(other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target. The Target Shares will be sold and delivered to Buyer free and clear of any and all liens, pledges, charges, equities, restrictions (except under applicable securities laws), encumbrances, agreements and claims of any nature and upon Closing Buyer will acquire good an marketable title to the Target Shares.

          3.2. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3.2).

                    3.2.1 ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.


                    3.2.2. AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms. Except as provided in this Agreement with respect to Hart-Scott-Rodino and except for filings required under the Securities Exchange Act, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                    3.2.3. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restrictions of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.


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                    3.2.4.  PURCHASE FOR INVESTMENT.  The Target Shares to be
purchased pursuant to this Agreement will be so purchased for Buyer's own account, for investment and not with a view toward the distribution or resale thereof, except in compliance with the requirements of all applicable securities laws, including without limitation the Securities Act. Buyer is a sophisticated purchaser that has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Target Shares and has reviewed Target's filings with the Securities and Exchange Commission.

               Buyer has no, and has taken no action which could result in, liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.


4.        NO OTHER REPRESENTATIONS AND WARRANTIES.

          4.1 THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE AND AGREE THAT EXCEPT AS SET FORTH IN SECTIONS 3.1 AND 3.2 OF THIS AGREEMENT, THERE ARE NO OTHER REPRESENTATIONS OR WARRANTIES (WHETHER EXPRESS OR IMPLIED) MADE ON BEHALF OF ANY PARTY HERETO.

5.        PRE-CLOSING COVENANTS.

     The Parties agree that prior to the Closing:

          5.1 GENERAL. Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

          5.2 NOTICES AND CONSENTS. The Parties will, and Seller will use its best efforts to cause the Target to, give any notices to third parties, and each of the Parties will, and the Seller will uses its best efforts to cause the Target to, use its best efforts to obtain any third- party consents that may be required in connection with the transaction contemplated in this Agreement.
Each of the Parties will and the Seller will use its best efforts to cause the Target to, given any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies as may be required in connection with the transactions contemplated in this Agreement. Without limiting the generally of the foregoing, each of the Parties will file (and the Seller will use its best efforts to cause the Target to file), any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of



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the United States Department of Justice under the Hart-Scott-Rodino Act, each of the Parties will use their best efforts to obtain (and the Seller will use its best efforts to cause the Target to use its best efforts to obtain) an early termination of the applicable waiting period (it being understood that this covenant shall not be deemed to be breach if such early termination is not obtained), and will make (and the Seller will use its best efforts to cause the Target to make) any further filings pursuant thereto that may be necessary in connection therewith.

          5.3 OPERATION OF BUSINESS. The Seller will use its best effort to cause the Target not to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will use its best efforts to cause the Target not to declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock (a "Distribution"). It is the intention of the Parties that any Distribution allocable to the Target Shares shall be for the benefit of Buyer. Consequently, (i) Distributions received by Seller prior to the Closing shall be deposited by Seller with the Escrow Agent to be held in accordance with the terms of the Escrow Agreement, and (ii) Distributions received after the Closing shall be delivered to Buyer upon receipt by Seller.

          5.4 PRESERVATION OF BUSINESS. The Seller will use its best efforts to cause the Target to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, employees, partners and joint venturers.

          5.5 FULL ACCESS. The Seller will permit, and the Seller will use its best efforts to cause the Target to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target to all premises, properties, personnel, books records (including Tax records), contracts, and documents of or pertaining to the Target.

          5.6 NOTICE OF DEVELOPMENT. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any representations and warranties in Section 3 or 4 above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Schedules hereto or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant.

          5.7 EXCLUSIVITY. Except as may be required in the exercise of its fiduciary duties, (a) the Seller will not (and the Seller will use its best efforts to cause the Target not to) (i) solicit, initiate, or encourage the admission of any proposal or offer from any Person relating to the assets of, the Target (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any


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discussions or negotiation regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing and (b) the Seller will not vote its Target Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if Seller becomes aware of any Person that makes any bona fide proposal, offer, inquiry, or contact with respect to any of the foregoing.

     5.8. WAIVER OF CONFIDENTIALITY AGREEMENT. Seller hereby waives the provisions of paragraph 9 of the Confidentiality Agreement dated May 4, 1995 between Seller and Buyer (though its representative, CS First Boston Corporation) (the "May 4, 1995 Confidentiality Agreement") and acknowledges that Seller shall not seek to enforce such paragraph 9 against Buyer and will use its best efforts to cause the Target to waive the provisions of such paragraph 9 and to acknowledge that Target will not seek to enforce such paragraph 9 against Buyer.

     5.9. MATTERS CONCERNING NOMINEES FOR DIRECTOR.

          5.9.1. Upon the request of Buyer, Seller shall promptly notify Target of its intention to nominate up to three persons designated by Buyer for election at the 1995 annual meeting of stockholders of Target (the "1995 Annual Meeting") as directors whose terms expire in 1998. In such event, Seller agrees that it shall use its best efforts promptly to take all steps necessary to comply with Target's nominating procedures. Buyer agrees that at the time of its request it will provide Seller with all information concerning such designees and consents required pursuant to Target's nominating procedures. Buyer and Seller agree that they will consult in the preparation of any disclosure required by Target's nominating procedures.

          5.9.2. Buyer shall have the right to require that Seller retain 100 of the Target Shares at no reduction of the Purchase Price, so that Seller shall remain a stockholder of record of Target until after the date of the 1995 Annual Meeting, or any adjournment or adjournments thereof. Seller shall vote all Target Shares owned of record by Seller in favor of Buyer's designees at the 1995 Annual Meeting and any adjournment or adjournments thereof or provide Buyer with an irrevocable proxy to vote such Target Shares therefor, as Buyer may request. After the 1995 Annual Meeting, at Buyer's request Seller shall deliver to Buyer the 100 shares of Target so retained by Seller, with stock powers duly executed in blank, for no additional consideration.

6.   POST-CLOSING COVENANTS.

     The Parties agree as follows with respect to the period following the Closing.


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          6.1. GENERAL.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).

          6.2. LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest of defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

          6.3. TRANSITION. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, partner, joint venturer or other business associate of the Target from maintaining the same business relationships with the Target after the Closing as is maintained with the Target prior the Closing. The Seller will refer all inquiries relating to the business of the Target to the Target from and after the Closing. In connection with the Jerooy Gold Projects, for a period of one
(1) year from the date of this Agreement, Seller agrees to provide and make itself available to provide, such assistance as Target may reasonably request to: (i) preserve and maintain Target's interest in the Jerooy Gold Project, (ii) preserve and maintain Target's agreements with Concern Kyrghyzaltan, and (iii) assist with any matters relating to the Republic of Kyrghyz, including any transition or transfers resulting from the transaction contemplated by this Agreement; provided, however, (a) Seller makes no representation or warranty with respect to such services, and (b) in advance of Seller providing such services to Target, Target agrees (x) to promptly reimburse Seller for any such services provided within ten (10) business days after Seller submits an invoice for such services, and (y) to indemnify Seller for any Adverse Consequences resulting from, relating to or arising from Seller's acts or omissions with respect to such services.

          6.4. CONFIDENTIALITY. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession except as may be required for (i) tax, accounting or other similar purposes, and (ii) legal purposes. In


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the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4. If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclosed any Confidential Information to the tribunal or else stand liable for contempt, Seller may disclose the Confidential Information to the tribunal; provided, however, that Seller shall use its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

          6.5. INTERCOMPANY CONTRACT. For a period of two (2) years from and after the Closing: Seller waives any rights, if any, to terminate the Intercompany Contracts.

7.   CONDITIONS TO OBLIGATION TO CLOSE.

          7.1. CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    7.1.1.  The representations and warranties set forth in
Section 3.1 above shall be true and correct in all material respects at and as of the Closing Date;

                    7.1.2. The Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    7.1.3. No final, nonappealable injunction or other order by any United States court having proper jurisdiction which prevents the consummation of the transactions contemplated by Section 2 shall have been issued and remain in effect;

                    7.1.4. The Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7.1.1, 7.1.2 and 7.1.6 is satisfied in all respects;

                    7.1.5. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;


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The Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing

          7.2. CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                    7.2.1.  The representations and warranties set forth in
Section 3.2 above shall be true and correct in all material respects at and as of the Closing Date;

                    7.2.2. The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    7.2.3. No final, nonappealable injunctions or other order by any United States court having proper jurisdiction which prevents the consummation of the transactions contemplated by Section 2 shall have been issued and remain in effect;

                    7.2.4. The Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 7.2.1, 7.2.2 and 7.2.6 is satisfied in all respects;

                    7.2.5. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                    7.2.6. Effective as of the Closing Date, Buyer shall have purchased from CIBC, Inc. (the "Lender") all of Lender's interest in and under the $20 million Credit Agreement dated September 2, 1993 by and among the Seller, the Target and the Lender (the "CIBC Facility") for a purchase price equal to 100% of amounts outstanding thereunder, plus accrued but unpaid interest thereon, and Buyer shall cause Seller and Seller's Affiliates (other than Target) to be released from any Adverse Consequences or Liabilities in respect of the CIBC Facility, including guarantees in respect thereof.

                    7.2.7. On or prior to the close of business on May 17, 1995, Seller shall have received approval of the Executive Committee of Seller's Board of Directors and Seller's Bank Steering Committee for this Agreement and the transactions contemplated hereby.

The Seller may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing.


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


8.   EXCLUSIVE REMEDIES FOR BREACHES OF THIS AGREEMENT.

          8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in Section 3 of this Agreement shall survive the Closing and continue in full force and effect for a period of two years thereafter.

          8.2. INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                    8.2.1. In the event the Seller breaches any of its covenants in Section 2.1 above or any of its representations and warranties in
Section 3.1 above, and, if there is an applicable survival period pursuant to
Section 8.1 above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 10.7 below within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer before, through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. Notwithstanding any provision herein to the contrary, the obligation of Seller pursuant to this Section 8 shall not exceed, in the aggregate, the Purchase Price.

          8.3. INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

                    8.3.1. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 8.1 above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to
Section 10.7 below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer before, through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

          Buyer agrees that it will not take any action to prevent the release of Seller from any of Seller's obligations with respect to Target, provided that, in connection therewith, Buyer shall not be required to incur or undertake any obligation and Target shall not be required to modify any existing rights or obligations.

          8.4. MATTERS INVOLVING THIRD PARTIES.

                    8.4.1. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying

Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party thereof in writing; provided, however, that no delay on the part of the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                    8.4.2. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedental custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                    8.4.3. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4.2 above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                    8.4.4. In the event any of the conditions in Section 8.4.2 above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this
Section 8. In all cases, the Indemnified Party will take all reasonable actions so as to mitigate any Adverse Consequences.

          8.5. DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

          8.6. OTHER INDEMNIFICATION PROVISIONS. Each of the parties agrees that, except as expressly contemplated by Section 10.14, the rights provided in this Section 8 shall be the exclusive right and remedy for any Adverse Consequence resulting from a breach of this Agreement.

9.   TERMINATION.

          9.1 TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                    9.1.1 The Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                    9.1.2. The Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of five (5) business days after the notice of breach or (B) if the Closing shall not have occurred on or before July 14, 1995, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                    9.1.3. The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of five (5) business days after the notice of breach or (B) if the Closing shall not have occurred on or before July 14, 1995, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

                    9.1.4. EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

10.  MISCELLANEOUS.

          10.1. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

          10.2. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          10.3. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          10.4. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights,interests, or obligations hereunder without the prior written approval of the Buyer and the Seller, provided, however, that the Buyer may assign any or all of its right to purchase the Target Shares (but no other right or obligation) to one or more of its Affiliates.

          10.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          10.6. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.7. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to the Buyer:    LEUCADIA NATIONAL CORPORATION
                              315 Park Avenue South
                              New York, New York  10010
                              Attn:  Joseph S. Steinberg, President

          With Copy to:       WEIL, GOTSHAL & MANGES
                              767 Fifth Avenue
                              New York, New York  10153
                              Attn:  Stephen E. Jacobs, Esq.

          If to the Seller:   MORRISON KNUDSEN CORPORATION
                              720 Park Boulevard
                              Boise, Idaho 93729
                              Attn:  Stephen G. Hanks

          With Copy to:       MORRISON KNUDSEN CORPORATION
                              720 Park Boulevard
                              Boise, Idaho  93729
                              Attn:  Jonathan M. Robertson

          With Copy to:       JONES, DAY, REAVIS & POGUE
                              555 West 5th Street, Suite 4600
                              Los Angeles, California  90013
                              Attn: Robert Dean Avery, Esq.


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, edge, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be deliver by giving the other Parties notice in the manner herein set forth.

          10.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          10.9. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentations, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          10.10. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          10.11. EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Target has not borne or will not bear any of the Seller's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transaction contemplated hereby.

          10.12. CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          10.13. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          10.14. SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or other wise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

          10.15 SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service or any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.7. Nothing in Section 10.15, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be confirmed by suit as the judgment or in any other manner provided by law or at equity.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                         "BUYER"

                         LEUCADIA NATIONAL CORPORATION,
                              a New York corporation

                         By:  /s/  Joseph S. Steinberg
                            --------------------------
                         Title:  President


                         "SELLER"

                         MORRISON KNUDSEN CORPORATION,
                              a Delaware corporation


                         By:   /s/ Stephen G. Hanks
                            -----------------------
                         Title:  Executive Vice President

                                   EXHIBIT "A"

                             INTERCOMPANY AGREEMENT

          1. Support Services Agreement dated December 20, 1993, by and between MK Gold Company, a Delaware corporation and Morrison Knudsen Corporation, a Delaware corporation.

          2. Professional Services Agreement December 20, 1993, by and between MK Gold Company, a Delaware corporation and Morrison Knudsen Corporation, a Delaware corporation.

                                                                       EXHIBIT B

                         ESCROW AND SECURITY AGREEMENT


          ESCROW AND SECURITY AGREEMENT, dated as of May 12, 1995, by and among LEUCADIA NATIONAL CORPORATION, a New York corporation ("Buyer"), MORRISON KNUDSEN CORPORATION, a Delaware corporation ("Seller") and Weil, Gotshal & Manges (a partnership including professional corporations) ("Escrow Agent").


                              W I T N E S S E T H :


          WHEREAS, pursuant to an agreement made as of the 12th day of May 1995 between Seller and Buyer (the "Stock Purchase Agreement") Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller an aggregate of 9,000,000 shares of the outstanding common stock, par value $.01 per share, of MK Gold Company, a Delaware corporation ("Target") (the "Target Shares"); and

          WHEREAS, the Stock Purchase Agreement provides for the deposit (a) by Buyer of US$22,500,000 (the "Escrowed Funds") into an escrow account (the "Cash Escrow Account"), (b) by Sellers of the Target Shares, with stock powers duly endorsed in blank (the "Escrowed Shares") into an escrow account (the "Share Escrow Account"), in each case to be released in accordance with the provisions of Section 3 hereof; and

          WHEREAS, the Stock Purchase Agreement also provides that any dividends, distributions, redemptions, purchases or other acquisitions of any shares of capital stock of Target (a "Distribution") received in respect of the Target Shares shall be for the benefit of Buyer and, if received by Seller on or after the date of the Stock Purchase Agreement and prior to the Closing (as defined in the Stock Purchase Agreement) shall be deposited with the Escrow Agent (the "Escrowed Distributions") as follows: any cash portion of the Escrowed Distributions shall be deposited in the Cash Escrow Account with the balance of the Escrowed Distributions to be deposited into an escrow account (the "Distributions Escrow Account") to be released in accordance with the provisions of Section 3 hereof; and

          WHEREAS, the Escrow Agent is willing to serve as Escrow Agent and hold the Escrowed Shares and the Escrowed Funds, plus any interest earned thereon, (collectively, the "Escrowed

Property") in accordance with and subject to the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

          1. Seller and Buyer each hereby consent to the appointment of and hereby appoint Weil, Gotshal & Manges as Escrow Agent, to serve as escrow agent in accordance with the terms and conditions herein set forth, and Escrow Agent hereby accepts such appointment.

          2. The Escrowed Funds, the Escrowed Distributions, if any, and the Escrowed Shares shall be deposited with Escrow Agent as follows:

          (a) On the business day next following the satisfaction or waiver of the conditions set forth in Section 7.2.7. of the Stock Purchase Agreement and notice thereof to Buyer (or, with respect to any Escrowed Distributions, on the business day next following receipt thereof by Seller), Buyer shall deliver to Escrow Agent the Escrowed Funds and Seller shall deliver to Escrow Agent the Escrowed Shares, with stock powers duly endorsed in blank, and the Escrowed Distributions, if any. Escrow Agent shall not be liable or responsible for the collection of the proceeds of any check payable or endorsed to Escrow Agent hereunder.

          (b) Escrow Agent, in accordance with direction provided by Buyer, shall deposit the Escrowed Funds and the cash portion of any Escrowed Distributions in certificates of deposit or interest bearing accounts of Morgan Guaranty Trust Company or any other bank or trust company, incorporated under the laws of the United States of America or any state, which has combined capital and surplus of not less than $100,000,000.

          (c) No interest earned on the Escrowed Funds shall become part of the Escrowed Funds. All interest earned on the Escrowed Funds shall be the property of Buyer and shall be payable to Buyer at its written request. Any interest earned on the cash portion of the Escrowed Distributions shall be added to and become part of the Escrowed Distributions.

          3. The Escrowed Property shall be released by the Escrow Agent as follows:

          (a) On the business day immediately following receipt by Escrow Agent of Disbursing Instructions in the form attached as Annex A hereto executed by both Buyer and Seller, Escrow Agent (i) shall release to Seller from the Escrowed Funds the purchase price set forth in the Stock Purchase Agreement and
(ii) shall release to Buyer the Escrowed Shares, with stock powers duly endorsed in blank, and the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of funds to Seller pursuant to (a)(i) above; and

          (b) Upon receipt by the Escrow Agent of Disbursing Instructions in the form attached as Annex B hereto executed by both Seller and Buyer, Escrow Agent shall release to Seller the Escrowed Shares, with stock powers duly endorsed in blank, and the Escrowed Distributions, if any, (including any cash portion of the Escrowed Distributions and any interest earned thereon) and shall release to Buyer the Escrowed Funds; and

          (c) If the Escrow Agent shall not have received Disbursing Instructions in the form attached as Annex A or Annex B hereto duly executed in accordance herewith on or prior to August 1, 1995, Escrow Agent shall release to Seller the Escrowed Shares with stock powers duly endorsed in blank, and the Escrowed Distributions, if any, (including any cash portion of the Escrowed Distributions and any interest earned thereon), and shall release to Buyer the Escrowed Funds;

          4. Any notice or certificate given to Escrow Agent under Section 3 shall be by hand or overnight delivery to the parties at the addresses set forth in Section 15 of this Agreement. Any notice received by Escrow Agent hereunder after 11:00 A.M. New York City time shall be deemed to have been received on the next following business day. In the event of any dispute, Escrow Agent shall retain the Escrowed Property until the dispute is resolved by the final order or judgment of a court having jurisdiction with respect thereto. Reasonable fees and costs of the other party or parties shall be advanced by the party giving notice of a dispute, and shall be borne by the party or parties not prevailing in the action.

          5. Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

          6. The duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. Escrow Agent shall neither be responsible for, or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith, including, without limitation, the agreements referred to in the preamble to this Agreement, and shall be required to act in respect of the Escrowed Property only as provided in this Agreement. This Agreement sets forth all the obligations of Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of Escrow Agent shall be implied from the terms of this Agreement or any other agreement. Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct or gross negligence of Escrow Agent.

          7. Escrow Agent may consult with counsel of its choice, which may include attorneys in the firm of Weil, Gotshal & Manges, and shall not be liable for any action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel.

          8. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Escrow Agent.

          9. Escrow Agent shall have no tax reporting duties with respect to the Escrowed Property, or income thereon, such duties being the responsibility of the party or parties which receive, or have the right to receive, any taxable income hereunder. Notwithstanding the foregoing, Escrow Agent has the authority to comply with the provisions of Section 468B(g) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. Such authority shall include, without limitation, (i) the filing of tax returns (including information returns) with respect to the Escrowed Property, or income thereon,
(ii) the payment of any tax, interest or penalties imposed thereon, (iii) the withholding of any amounts which are required to be withheld and (iv) the payment over of such withheld amounts to the appropriate taxing authority. The parties to this Agreement, other than Escrow Agent, shall provide Escrow Agent with all information necessary to enable Escrow Agent to comply with the foregoing. Escrow Agent may withdraw from the Cash Escrow Account amounts necessary to pay all applicable income or withholding taxes (plus interest and penalties thereon) that are required to be paid. The parties hereto acknowledge that (a) the Escrowed Funds shall remain the property of Buyer unless and until disbursed to Seller pursuant to Section 3 hereof and (b) the Escrowed Shares and the Escrowed Distributions shall remain Seller's property unless and until disbursed to Buyer pursuant to Section 3 hereof.

          10. Escrow Agent is acting as a stakeholder only with respect to the Escrowed Property. If any dispute arises as to whether Escrow Agent is obligated to deliver the Escrowed Property or as to whom the Escrowed Property are to be delivered or the amount thereof, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the Escrowed Property until receipt by Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Property, directing the disposition of the Escrowed Property, or in the absence of such authorization, Escrow Agent may hold the Escrowed Property until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property. Escrow Agent may require, as a condition to the disposition of the Escrowed Property pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced within 30 days after receipt by Escrow Agent of notice of any such dispute and diligently continued, or if Escrow Agent is uncertain as to which party or parties are entitled to the Escrowed Property, Escrow Agent may either (i) hold the Escrowed Property until receipt of (A) such written instructions and indemnification or
(B) a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property, or (ii) deposit the Escrowed Property in the registry of a court of competent jurisdiction; PROVIDED, HOWEVER, that notwithstanding the foregoing, Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

          11. Buyer and Seller, jointly and severally, agree to reimburse Escrow Agent on demand for, and to indemnify and hold Escrow Agent harmless against and with respect to, any and all loss, liability, damage, or expense (including, without limitation, taxes, attorneys' fees and costs) that Escrow Agent may suffer or incur in connection with the entering into of this Agreement and performance of its obligations under this Agreement or otherwise in connection therewith, except to the extent such loss, liability, damage or expense arises from the willful misconduct of Escrow Agent. Escrow Agent, after not less than ten days prior written notice to the other parties hereto, shall have the right at any time and from time from time to charge, and reimburse itself from, the Escrowed Property for all amounts to which it is entitled pursuant this Agreement. Escrow Agent shall not receive a fee for its services rendered as Escrow Agent hereunder.

          12. Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Escrowed Property to either (i) any successor escrow agent designated by all the parties hereto (other than Escrow Agent) in writing, or (ii) any court having competent jurisdiction. Upon its resignation and delivery of the Escrowed Property as set forth in this paragraph, Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Agreement.

          13. Escrow Agent shall have the right to represent any party hereto in any dispute between the parties hereto with respect to the Escrowed Property or otherwise.

          14. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

          15. Except as specifically provided otherwise herein, any notice authorized or required to be given to a party hereto pursuant to this Agreement shall be deemed to have been given when hand-delivered, or when mailed by United States certified or registered mail, postage prepaid, return receipt requested, addressed to the parties at the following addresses:

          If to Buyer, to:

               Leucadia National Corporation
               315 Park Avenue South
               New York, New York
               Attention: Joseph S. Steinberg, President with a copy to:

               Weil, Gotshal & Manges
               767 Fifth Avenue
               New York, New York  10153
               Attention:  Stephen E. Jacobs, Esq.

          If to Seller, to:

               Morrison Knudsen Corporation
               720 Park Boulevard
               Boise, Idaho 93729
               Attention:  Stephen G. Hanks

          with a copy to:

               Jones, Day, Reavis & Pogue
               5555 West 5th Street, Suite 4600
               Los Angeles, California 90015
               Attention: Robert Dean Avery, Esq.

          If to Escrow Agent, to:

               Weil, Gotshal & Manges
               767 Fifth Avenue
               New York, New York 10153
               Attention:  Stephen E. Jacobs, Esq.

Any party may change its respective address by giving notice thereof in writing to the other parties hereto in the same manner as set forth above.

          16. This Agreement shall terminate on the date on which all Escrowed Property has been fully disbursed or release herefrom in accordance with Section 3 hereof.

          17. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. All actions against Escrow Agent arising under or relating to this Agreement shall be brought against Escrow Agent exclusively in the appropriate court in the County of New York, State of New York. Each of the parties hereto agrees to submit to personal jurisdiction and to waive any objection as to venue in the County of New York, State of New York. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party and such party's counsel as set forth in Section 15 hereof.

          18. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ESCROW AGENT ENTERING INTO THIS AGREEMENT.

          19. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

          20. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto taken within context may require.

          21. The rights of Escrow Agent contained in this Agreement, including without limitation the right to indemnification, shall survive the resignation of Escrow Agent and the termination of the escrow contemplated hereunder.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                         LEUCADIA NATIONAL CORPORATION


                         By: _______________________________
                         Title:  President

                         MORRISON KNUDSEN CORPORATION

                         By:________________________________
                         Title:_____________________________

     ESCROW AGENT:       WEIL, GOTSHAL & MANGES


                         By:________________________________
                              (A Member of the Firm)

                                     ANNEX A


                       Disbursing Instructions for Release
                             of Escrow Property upon
                      SATISFACTION OR WAIVER OF CONDITIONS


Weil, Gotshal & Manges
767 Fifth Avenue
New York, New York  10153
Attn:  Stephen E. Jacobs, Esq.

          Reference is made to that certain Escrow Agreement, dated as of May __, 1995 by and among Leucadia National Corporation ("Buyer"), Morrison Knudsen Corporation ("Seller") and Weil, Gotshal & Manges as Escrow Agent (the "Escrow Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

          Pursuant to and in accordance with the Escrow Agreement, you are hereby directed (a) to release to Seller US$22,500,000 of the Escrowed Funds from the Cash Escrow Account established under the Escrow Agreement, (b) to release to Buyer (i) the Escrowed Shares, together with stock powers duly endorsed in blank, from the Share Escrow Account established under the Escrow Agreement, and (ii) the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of funds to Seller pursuant to (a) above.

                                   LEUCADIA NATIONAL CORPORATION


                                   By: _____________________
                                   Title:__________________


                                   MORRISON KNUDSEN CORPORATION


                                   By: _____________________
                                   Title:__________________

                                     ANNEX B


                          Disbursing Instructions upon
                                 SECTION 9 EVENT


Weil, Gotshal & Manges
767 Fifth Avenue
New York, New York  10153
Attn:  Stephen E. Jacobs, Esq.

          Reference is made to that certain Escrow Agreement, dated as of May ___, 1995 by and among Leucadia National Corporation ("Buyer"), Morrison Knudsen Corporation ("Seller") and Weil, Gotshal & Manges as Escrow Agent (the "Escrow Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

          Pursuant to and in accordance with the Escrow Agreement, you are hereby directed to (a) to release to Buyer the Escrowed Funds from the Cash Escrow Account established under the Escrow Agreement and (b) to release to Seller (i) the Escrowed Shares, together with stock powers duly endorsed in blank, from the Share Escrow Account established under the Escrow Agreement and
(ii) the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of the Escrowed Funds to Buyer.


                                   LEUCADIA NATIONAL CORPORATION


                                   By: _____________________
                                   Title:__________________


                                   MORRISON KNUDSEN CORPORATION


                                   By: _____________________
                                   Title:__________________

                   Amendment No. 1 to Stock Purchase Agreement


     Reference is made to the Stock Purchase Agreement dated May 12, 1995 ("the Stock Purchase Agreement") by and between Leucadia National Corporation ("Buyer") and Morrison Knudsen Corporation ("Seller").

     All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stock Purchase Agreement.

     Buyer and Seller hereby agree to amend Section 7.2.7 of the Stock Purchase Agreement so that it shall read in its entirety as follows:

     "7.2.7. On or prior to the close of business on May 19, 1995, Seller shall have received approval of the Executive Committee of the Seller's Board of Directors and Seller's Bank Steering Committee for this Agreement and the transactions contemplated hereby."

     IN WITNESS WHEREOF, the parties hereto have executive this Agreement as of this 17th day of May 1995.


                         LEUCADIA NATIONAL CORPORATION


                         By:  /s/ Joseph S. Steinberg
                            ----------------------------
                         Title:  President


                         MORRISON KNUDSEN CORPORATION


                         By: /s/ Stephen G. Hanks
                            ----------------------------
                         Title:  Executive Vice President

                   Amendment No. 2 to Stock Purchase Agreement



          Reference is made to the Stock Purchase Agreement dated May 12, 1995 (the "Stock Purchase Agreement") by and between Leucadia National Corporation ("Buyer") and Morrison Knudsen Corporation ("Seller").

          All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stock Purchase Agreement.

          Buyer and Seller hereby agree as follows:

          1. Section 2.3. of the Stock Purchase Agreement shall be amended to read in its entirety as follows:

               "2.3.          THE CLOSING.  The closing of the transactions
               contemplated by this Agreement (the "Closing") shall take place at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York at 9:00 a.m., local time on the third business day following satisfaction or waiver of the conditions set forth in
               Section 7 hereof (or if later, the first such other date as may be required under the Escrow Agreement), or such other time and place as the Parties agree upon, and such date is referred to in this Agreement as the "Closing Date".

          2. Section 2.4. of the Stock Purchase Agreement shall be amended to read in its entirety as follows:

               "2.4.          DELIVERY OF DISBURSING INSTRUCTIONS TO ESCROW
               AGENT.  On the business day on which the conditions set forth in
               Section 7 hereof have been satisfied or waived, Buyer shall execute and deliver to the Escrow Agent the disbursing instructions annexed to the Escrow Agreement as Annex A ."

          3. Section 7.2.6. of the Stock Purchase Agreement shall be amended to read in its entirety as follows:

               "7.2.6. Effective as of the Closing Date, Seller and Seller's Affiliates (other than Target) shall have been released from any Adverse Consequences or liabilities in respect of the $20 million Credit Agreement dated September 2, 1993 by and among the Seller, the Target and CIBC, Inc. (the "Lender"), as amended (the "CIBC Facility"), including guarantees thereof, whether in connection with (i) the purchase by Buyer all of Lender's interest in and under the CIBC Facility for a purchase price of 100% of amounts outstanding thereunder, plus accrued but unpaid interest thereon, or (ii) the prepayment by Target of the CIBC Facility upon receipt by Target from Buyer of a financing commitment satisfactory to Target, in an amount not to exceed $15 million."

          4. Section 7.2.7. of the Stock Purchase Agreement shall be amended to read in its entirety as follows:

               "7.2.7. On or prior to the close of business on May 25, 1995, Seller shall have received approval of the Executive Committee of Seller's Board of Directors and approval by the requisite percentage of lenders (the "Bank Consent") party to the Credit Agreement dated as of April 11, 1995 by and between Morrison Knudsen Corporation, an Ohio corporation, and Seller, as Borrowers, Mellon Bank, N.A. as Administrative Agent (the "Administrative Agent") and Mellon Bank, N.A. and Bank of America National Trust and Savings Association, as Co-Agents (the "Co-Agents"), and the other banks and other financial institutions named therein (the "MK Lenders") for this Agreement and the transactions contemplated hereby. The Bank Consent may be delivered on behalf of the MK Lenders in escrow to be released at the Closing."

          In all other respects, the Stock Purchase Agreement as amended hereby shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 22nd day of May, 1995.



                         LEUCADIA NATIONAL CORPORATION


                         By:  /s/ Joseph A. Orlando
                            --------------------------------
                         Title:  Vice President
                               -----------------------------


                         MORRISON KNUDSEN CORPORATION


                         By:  /s/ Stephen G. Hanks
                            --------------------------------
                         Title:  Executive Vice President
                               -----------------------------

                   Amendment No. 3 to Stock Purchase Agreement



          Reference is made to the Stock Purchase Agreement dated May 12, 1995 (the "Stock Purchase Agreement") by and between Leucadia National Corporation ("Buyer") and Morrison Knudsen Corporation ("Seller").

          All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stock Purchase Agreement.

          Buyer and Seller hereby agree as follows:

          1. Exhibit B shall be amended to substitute therefor the Amended and Restated Escrow Agreement dated as of May 12, 1995 by and among Buyer, Seller, Mellon Bank, N.A. as Collateral Agent and Weil, Gotshal & Manges, as escrow agent, a copy of which is attached hereto as Exhibit A.

          In all other respects, the Stock Purchase Agreement as amended hereby shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 24th day of May, 1995.



                              LEUCADIA NATIONAL CORPORATION


                              By:       /s/ Joseph A. Orlando
                                 --------------------------------
                              Title:    Vice President


                              MORRISON KNUDSEN CORPORATION


                              By:       /s/ Stephen G. Hanks
                                 --------------------------------
                              Title:    Executive Vice President
                                    -----------------------------

                                                                     Exhibit A

               AMENDED AND RESTATED ESCROW AND SECURITY AGREEMENT


          AMENDED AND RESTATED ESCROW AND SECURITY AGREEMENT, dated as of May 12, 1995, by and among LEUCADIA NATIONAL CORPORATION, a New York corporation ("Buyer"), MORRISON KNUDSEN CORPORATION, a Delaware corporation ("Seller"), MELLON BANK, N.A., as Collateral Agent (as defined herein) for the MK Lenders (as defined herein) and Weil, Gotshal & Manges (a partnership including professional corporations) ("Escrow Agent").


                              W I T N E S S E T H :


          WHEREAS, pursuant to an agreement made as of the 12th day of May 1995 between Seller and Buyer (the "Stock Purchase Agreement") Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller an aggregate of 9,000,000 shares of the outstanding common stock, par value $.01 per share, of MK Gold Company, a Delaware corporation ("Target") (the "Target Shares"); and

          WHEREAS, the Stock Purchase Agreement provides for the deposit (a) by Buyer of US$22,500,000 (the "Escrowed Funds") into an escrow account (the "Cash Escrow Account"), (b) by Sellers of the Target Shares, with stock powers duly endorsed in blank (the "Escrowed Shares") into an escrow account (the "Share Escrow Account"), in each case to be released in accordance with the provisions of Section 3 hereof; and

          WHEREAS, the Stock Purchase Agreement also provides that any dividends, distributions, redemptions, purchases or other acquisitions of any shares of capital stock of Target (a "Distribution") received in respect of the Target Shares shall be for the benefit of Buyer and, if received by Seller on or after the date of the Stock Purchase Agreement and prior to the Closing (as defined in the Stock Purchase Agreement) shall be deposited with the Escrow Agent (the "Escrowed Distributions") as follows: any cash portion of the Escrowed Distributions shall be deposited in the Cash Escrow Account with the balance of the Escrowed Distributions to be deposited into an escrow account (the "Distributions Escrow Account") to be released in accordance with the provisions of Section 3 hereof; and

          WHEREAS, Seller has entered into a Credit Agreement dated as of April 11, 1995 by and between Morrison Knudsen Corporation, an Ohio corporation and Seller, as borrowers (collectively, "Borrowers"), Mellon Bank, N.A. as Administrative Agent (the "Administrative Agent"), Mellon Bank, N.A. and Bank of America National Trust and Savings Association, as Co-Agents (the "Co-Agents"), and the other banks and other financial institutions named therein, as lenders (the "MK Lenders"), as amended as of April 25, 1995 (the "MK Credit Agreement") and the Pledge and Security Agreement dated as of April 11, 1995 by and between Seller as pledgor, in favor of the Collateral Agent on behalf of the MK Lenders, the Administrative Agent and the Co-Agents (the "MK Pledge Agreement"); and

          WHEREAS, Seller pledged the Escrowed Shares to the Collateral Agent for the ratable benefit of the MK Lenders, to secure the Obligations (as defined in the MK Credit Agreement) under the MK Credit Agreement: and

          WHEREAS, the Collateral Agent has been informed that it is a condition under the Stock Purchase Agreement that the MK Lenders consent to the purchase of the Escrowed Shares by Buyer pursuant to and as contemplated by the Stock Purchase Agreement (the "MK Lenders' Consent") and that the Escrowed Shares be deposited into the escrow established hereunder; and

          WHEREAS, the Escrow Agent is willing to serve as Escrow Agent and hold the Escrowed Shares, the Escrowed Distributions, if any, and the Escrowed Funds, plus any interest earned thereon, (collectively, the "Escrowed Property") in accordance with and subject to the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

          1. Seller, Buyer and the Collateral Agent, on behalf of the MK Lenders, each hereby consent to the appointment of and hereby appoint Weil, Gotshal & Manges as Escrow Agent, to serve as escrow agent in accordance with the terms and conditions herein set forth, and Escrow Agent hereby accepts such appointment.

          2. The Escrowed Funds, the Escrowed Distributions, if any, the MK Lenders' Consent and the Escrowed Shares shall be deposited with Escrow Agent as follows:

          (a) On the business day next following the satisfaction or waiver of the conditions set forth in Section 7.2.7. of the Stock Purchase Agreement and notice thereof to Buyer (or, with respect to any Escrowed Distributions, on the business day next following receipt thereof by Seller), Buyer shall deliver to Escrow Agent the Escrowed Funds and the Collateral Agent shall deliver to Escrow Agent the MK Lenders' Consent and the Escrowed Shares, with stock powers duly endorsed in blank, and Seller shall deliver to Escrow Agent the Escrowed Distributions, if any. Escrow Agent shall not be liable or responsible for the collection of the proceeds of any check payable or endorsed to Escrow Agent hereunder.

          (b) Escrow Agent, in accordance with direction provided by Buyer, shall deposit the Escrowed Funds and the cash portion of any Escrowed Distributions in certificates of deposit or interest bearing accounts of Morgan Guaranty Trust Company or any other bank or trust company, incorporated under the laws of the United States of America or any state, which has combined capital and surplus of not less than $100,000,000.

          (c) No interest earned on the Escrowed Funds shall become part of the Escrowed Funds. All interest earned on the Escrowed Funds shall be the property of Buyer and shall be payable to Buyer at its written request. Any interest earned on the cash portion of the Escrowed Distributions shall be added to and become part of the Escrowed Distributions.

          (d) Each of the parties hereto acknowledge its understanding that pursuant to the terms of the MK Pledge Agreement, Seller has pledged the Escrowed Shares (and all proceeds thereof) to the Collateral Agent, for the ratable benefit of the MK Lenders, to secure the Obligations (as defined in the MK Credit Agreement) under the MK Credit Agreement and further acknowledges the security interest in the Escrowed Shares, (and any proceeds thereof), in favor of and held by the MK Lenders (the "MK Lenders' Security Interest") and hereby agrees that until all of the terms and conditions of this escrow agreement have been satisfied or waived, the Escrow Agent will hold the Escrowed Shares (and any proceeds thereof) subject to the MK Lenders' Security Interest. The parties hereto acknowledge that Escrow Agent is holding the Escrowed Shares (and any proceeds thereof) as agent for the Collateral Agent on behalf of the MK Lenders, the Administrative Agent and the Co-Agents for the limited purpose of continuing uninterrupted the MK Lenders' Security Interest in and to the Escrowed Shares (and any proceeds thereof).

               Seller and the Collateral Agent on behalf of the MK Lenders hereby acknowledge that no action or inaction on the part of the Escrow Agent or the Buyer shall in any way alter the relative rights and obligations of Seller, the Collateral Agent and the MK Lenders in and with respect to the Escrowed Shares and the proceeds of the sale thereof pursuant to the Stock Purchase Agreement, it being understood that such rights and obligations shall be governed exclusively by the MK Credit Agreement and the MK Pledge Agreement.

          3. The Escrowed Property shall be released by the Escrow Agent as follows:

          (a) On the business day immediately following receipt by Escrow Agent of Disbursing Instructions in the form attached as Annex A hereto executed by Buyer, Escrow Agent shall send to Seller and the Collateral Agent notice in the form attached hereto as Annex A-1 of receipt of such Disbursing Instructions.
If within two business days of receipt of such Disbursing Instructions, Escrow Agent has not received notice from Seller or the Collateral Agent that it disputes the release of the Escrowed Property in accordance with such Disbursing Instructions, on the third business day following receipt by Escrow Agent of such Disbursing Instructions, Escrow Agent (i) shall release to the Collateral Agent from the Cash Collateral Account the US $22,500,000 purchase price set forth in the Stock Purchase Agreement and (ii) shall release to Buyer the Escrowed Shares, with stock powers duly endorsed in blank, and the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of funds to Seller pursuant to (a)(i) above and (iii) shall release to Seller the MK Lenders' Consent; and

          (b) Upon receipt by the Escrow Agent of Disbursing Instructions in the form attached as Annex B hereto executed by both Seller and Buyer, Escrow Agent shall release to the Collateral Agent the MK Lenders' Consent and the Escrowed Shares, with stock powers duly endorsed in blank, shall release to the Seller the Escrowed Distributions, if any, (including any cash portion of the Escrowed Distributions and any interest earned thereon) and shall release to Buyer the Escrowed Funds; and

          (c) If the Escrow Agent shall not have received Disbursing Instructions in the form attached as Annex A or Annex B hereto duly executed in accordance herewith on or prior to July 18, 1995, Escrow Agent shall release to the Collateral Agent the MK Lenders' Consent and the Escrowed Shares with stock powers duly endorsed in blank, shall release to the Seller the Escrowed

Distributions, if any, (including any cash portion of the Escrowed Distributions and any interest earned thereon), and shall release to Buyer the Escrowed Funds;

          4. Any notice or certificate given to Escrow Agent under Section 3 shall be delivered either by facsimile transmission, by hand or by overnight delivery to the parties at the addresses set forth in Section 15 of this Agreement; provided that facsimile transmission shall not be effective unless receipt is telephonically confirmed by the addressees or confirmed in writing (which may be facsimile transmitted) by the addressees. Any notice requiring disbursement of cash by Escrow Agent received by Escrow Agent hereunder after 11:00 A.M. New York City time shall be deemed to have been received on the next following business day. In the event of any dispute, Escrow Agent shall retain the Escrowed Property until the dispute is resolved by the final order or judgment of a court having jurisdiction with respect thereto. Reasonable fees and costs of the other party or parties shall be advanced by the party giving notice of a dispute, and shall be borne by the party or parties not prevailing in the action.

          5. Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

          6. The duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. Escrow Agent shall neither be responsible for, or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith, including, without limitation, the agreements referred to in the preamble to this Agreement, and shall be required to act in respect of the Escrowed Property only as provided in this Agreement. This Agreement sets forth all the obligations of Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of Escrow Agent shall be implied from the terms of this Agreement or any other agreement. Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct or gross negligence of Escrow Agent.

          7. Escrow Agent may consult with counsel of its choice, which may include attorneys in the firm of Weil, Gotshal & Manges, and shall not be liable for any action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel.

          8. No party shall be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by all parties hereto.

          9. Escrow Agent shall have no tax reporting duties with respect to the Escrowed Property, or income thereon, such duties being the responsibility of the party or parties which receive, or have the right to receive, any taxable income hereunder. Notwithstanding the foregoing, Escrow Agent has the authority to comply with the provisions of Section 468B(g) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. Such authority shall include, without limitation, (i) the filing of tax returns (including information returns) with respect to the Escrowed Property, or income thereon,
(ii) the payment of any tax, interest or penalties imposed thereon, (iii) the withholding of any amounts which are required to be withheld and (iv) the payment over of such withheld amounts to the appropriate taxing authority. The parties to this Agreement, other than Escrow Agent, shall provide Escrow Agent with all information necessary to enable Escrow Agent to comply with the foregoing. Escrow Agent may withdraw from the Cash Escrow Account amounts necessary to pay all applicable income or withholding taxes (plus interest and penalties thereon) that are required to be paid. The parties hereto acknowledge that (a) the Escrowed Funds shall remain the property of Buyer unless and until disbursed to the Collateral Agent pursuant to Section 3 hereof and (b) the Escrowed Distributions and, subject to the MK Lenders' Security Interest therein, the Escrowed Shares shall remain Seller's property, unless and until disbursed to Buyer pursuant to Section 3 hereof.

          10. Except as otherwise provided herein, Escrow Agent is acting as a stakeholder only with respect to the Escrowed Property. If any dispute arises as to whether Escrow Agent is obligated to deliver the Escrowed Property or as to whom the Escrowed Property are to be delivered or the amount thereof, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the Escrowed Property until receipt by Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Property, directing the disposition of the Escrowed Property, or in the absence of such authorization, Escrow Agent may hold the Escrowed Property until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property. Escrow Agent may require, as a condition to the disposition of the Escrowed Property pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced within 30 days after receipt by Escrow Agent of notice of any such dispute and diligently continued, or if Escrow Agent is uncertain as to which party or parties are entitled to the Escrowed Property, Escrow Agent may hold the Escrowed Property until receipt of (A) such written instructions and indemnification or (B) a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property; PROVIDED, HOWEVER, that notwithstanding the foregoing, Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

          11. Buyer and Seller, and not the Collateral Agent, jointly and severally, agree to reimburse Escrow Agent on demand for, and to indemnify and hold Escrow Agent harmless against and with respect to, any and all loss, liability, damage, or expense (including, without limitation, taxes, attorneys' fees and costs) that Escrow Agent may suffer or incur in connection with the entering into of this Agreement and performance of its obligations under this Agreement or otherwise in connection therewith, except to the extent such loss, liability, damage or expense arises from the willful misconduct of Escrow Agent. Escrow Agent, after not less than ten days prior written notice to the other parties hereto, shall have the right at any time and from time from time to charge, and reimburse itself from, the Escrowed Property for all amounts to which it is entitled pursuant this Agreement. Escrow Agent shall not receive a fee for its services rendered as Escrow Agent hereunder.

          12. Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Escrowed Property to any successor escrow agent designated by all the parties hereto (other than Escrow Agent) in writing. Upon its resignation and delivery of the Escrowed Property as set forth in this paragraph, Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Agreement.

          13. Escrow Agent shall have the right to represent any party hereto in any dispute between the parties hereto with respect to the Escrowed Property or otherwise.

          14. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

          15. Except as specifically provided otherwise herein, any notice authorized or required to be given to a party hereto pursuant to this Agreement shall be deemed to have been given when hand-delivered, or when mailed by United States certified or registered mail, postage prepaid, return receipt requested, addressed to the parties at the following addresses:

          If to Buyer, to:

               Leucadia National Corporation
               315 Park Avenue South
               New York, New York
               Attention: Joseph S. Steinberg, President
               Facsimile No.:  212 598-3245

          with a copy to:

               Weil, Gotshal & Manges
               767 Fifth Avenue
               New York, New York  10153
               Attention:  Stephen E. Jacobs, Esq.
               Facsimile No.:  212 310-8007

          If to Seller, to:

               Morrison Knudsen Corporation
               720 Park Boulevard
               Boise, Idaho 93729
               Attention:  Stephen G. Hanks
               Facsimile No.:  208 386-7186

          with a copy to:

               Jones, Day, Reavis & Pogue
               5555 West 5th Street, Suite 4600

               Los Angeles, California 90015
               Attention: Robert Dean Avery, Esq.
               Facsimile No.:  213 243-2539

          If to the Collateral Agent, to:

               Mellon Bank, N.A.
               One Mellon Bank Center
               Pittsburgh, Pennsylvania 15258-0001
               Attention: Alan Kopolow
               Facsimile No.:  412 236-1174

          with a copy to:

               Murphy, Weir & Butler
               101 California Street
               San Francisco, California 94111
               Attention: Ellen A. Friedman, Esq.
               Facsimile No.:  415 421-7879

          If to Escrow Agent, to:

               Weil, Gotshal & Manges
               767 Fifth Avenue
               New York, New York 10153
               Attention:  Stephen E. Jacobs, Esq.
               Facsimile No.:  212 310-8007

Any party may change its respective address by giving notice thereof in writing to the other parties hereto in the same manner as set forth above.

          16. This Agreement shall terminate on the date on which all Escrowed Property has been fully disbursed or release herefrom in accordance with Section 3 hereof.

          17. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. All actions against Escrow Agent arising under or relating to this Agreement shall be brought against Escrow Agent exclusively in the appropriate court in the County of New York, State of New York. Each of the parties hereto agrees to submit to personal jurisdiction and to waive any objection as to venue in the County of New York, State of New York. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party and such party's counsel as set forth in Section 15 hereof.

          18. The Collateral Agent shall incur no liability in connection with its execution, delivery or performance of its obligations under this Agreement, except such liability as may arise from the wilful misconduct or gross negligence of Collateral Agent. The execution by the Collateral Agent of this Agreement and delivery of Escrowed Shares pursuant hereto shall not create in the Collateral Agent any responsibility for or obligation with respect to (a) the execution, validity or enforceability of this Agreement by any other party hereto or (b) the underlying contractual relationships of the parties hereto.

          19. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ESCROW AGENT ENTERING INTO THIS AGREEMENT.

          20. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

          21. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto taken within context may require.

          22. The rights of Escrow Agent contained in this Agreement, including without limitation the right to indemnification, shall survive the resignation of Escrow Agent and the termination of the escrow contemplated hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                         LEUCADIA NATIONAL CORPORATION



                         By:  /s/ Joseph A. Orlando
                             -------------------------------
                         Title:  Vice President
                             -------------------------------



                         MORRISON KNUDSEN CORPORATION

                         By:  /s/ Stephen G. Hanks
                             -------------------------------
                         Title:  Executive Vice President
                               -----------------------------


                         MELLON BANK, N.A., as Collateral
                         Agent for the MK Lenders


                         By:   /s/ Alan Kopolow
                             -------------------------------
                         Title:   Vice President
                               -----------------------------


     ESCROW AGENT:       WEIL, GOTSHAL & MANGES


                         By:  /s/ Stephen E. Jacobs, P.C.
                            --------------------------------
                             (A Member of the Firm)

                                     ANNEX A


                       Disbursing Instructions for Release
                             of Escrow Property upon
                      Satisfaction or Waiver of Conditions
                      ------------------------------------


Weil, Gotshal & Manges
767 Fifth Avenue
New York, New York  10153
Attn:  Stephen E. Jacobs, Esq.

          Reference is made to that certain Amended and Restated Escrow Agreement, dated as of May 12, 1995 by and among Leucadia National Corporation ("Buyer"), Morrison Knudsen Corporation ("Seller"), Mellon Bank, N.A. as Collateral Agent and Weil, Gotshal & Manges as Escrow Agent (the "Escrow Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

          All conditions to closing under the Stock Purchase Agreement have been satisfied and accordingly, pursuant to and in accordance with the Escrow Agreement, you are hereby directed (a) to release to the Collateral Agent US$22,500,000 of the Escrowed Funds from the Cash Escrow Account established under the Escrow Agreement, (b) to release to Buyer (i) the Escrowed Shares, together with stock powers duly endorsed in blank, from the Share Escrow Account established under the Escrow Agreement, and (ii) the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of funds to Seller pursuant to (a) above and (c) shall release to Seller the MK Lenders' Consent.

                                   LEUCADIA NATIONAL CORPORATION


                                   By:
                                       ----------------------------------
                                   Title:
                                         ---------------------------------

                                    ANNEX A-1

Morrison Knudsen Corporation
720 Park Boulevard
Boise, Idaho 93729
Attention: Stephen G. Hanks

Mellon Bank, N.A.


Attention:

Gentlemen:

          Reference is made to that certain Amended and Restated Escrow Agreement, dated as of May 12, 1995 by and among Leucadia National Corporation ("Buyer"), Morrison Knudsen Corporation ("Seller"), Mellon Bank, N.A. as Collateral Agent and Weil, Gotshal & Manges as Escrow Agent (the "Escrow Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

          On ______, 1995, Escrow Agent received the attached Disbursing Instructions executed by Buyer stating that all conditions to closing under the Stock Purchase Agreement have been satisfied and instructing the Escrow Agent to disburse the Escrowed Property in accordance with such Disbursing Instructions. In accordance with the terms of the Escrow Agreement, if Escrow Agent does not receive notice from Seller or the Collateral Agent that it disputes the release of the Escrowed Property in accordance with such Disbursing Instructions, on or before _______, 1995, Escrow Agent shall (a) release to the Collateral Agent US$22,500,000 of the Escrowed Funds from the Cash Escrow Account established under the Escrow Agreement, and (b) release to Buyer (i) the Escrowed Shares, together with stock powers duly endorsed in blank, from the Share Escrow Account established under the Escrow Agreement, and (ii) the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of funds to Seller pursuant to (a) above.


                                       WEIL, GOTSHAL & MANGES


                                       By: _______________________
                                           (A Member of the Firm)

                                     ANNEX B


                          Disbursing Instructions upon
                                 Section 9 Event
                                 ---------------


Weil, Gotshal & Manges
767 Fifth Avenue
New York, New York  10153
Attn:  Stephen E. Jacobs, Esq.

          Reference is made to that certain Amended and Restated Escrow Agreement, dated as of May 12, 1995 by and among Leucadia National Corporation ("Buyer"), Morrison Knudsen Corporation ("Seller") and Mellon Bank, N.A. as Collateral Agent and Weil, Gotshal & Manges as Escrow Agent (the "Escrow Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

          Pursuant to and in accordance with the Escrow Agreement, you are hereby directed to (a) to release to Buyer the Escrowed Funds from the Cash Escrow Account established under the Escrow Agreement and (b) to release to the Collateral Agent the MK Lenders' Consent and the Escrowed Shares, together with stock powers duly endorsed in blank, from the Share Escrow Account established under the Escrow Agreement and (c) to release to Seller the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of the Escrowed Funds to Buyer.


                                   LEUCADIA NATIONAL CORPORATION


                                   By:
                                       -----------------------------------
                                   Title:
                                         ---------------------------------

                                   MORRISON KNUDSEN CORPORATION


                                   By:
                                       ----------------------------------
                                   Title:
                                         ---------------------------------